Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Navient Corporation on Form S-8 (No. 333-195535) of our report dated June 27, 2016, appearing in this Annual Report on Form 11-K of Navient 401(k) Savings Plan for the year ended December 31, 2015.

/s/ CohnReznick LLP

Bethesda, Maryland

June 27, 2016